As filed with the Securities and Exchange Commission on December 3, 1998
                                                       Registration No. 333-___
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                -------------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                                --------------------

                              LITTON INDUSTRIES, INC.
               (Exact name of registrant as specified in its charter)

                                      Delaware
                          (State or other jurisdiction of
                           incorporation or organization)

                                     95-1775499
                        (I.R.S. Employer Identification No.)

                              21240 Burbank Boulevard
                       Woodland Hills, California  91367-6675
               (Address of Principal Executive Offices with Zip Code)

                   ----------------------------------------------
                              LITTON INDUSTRIES, INC.
                          NON-EMPLOYEE DIRECTOR STOCK PLAN
                              (Full Title of the Plan)

                        -----------------------------------
                                  JOHN E. PRESTON
                     Senior Vice President and General Counsel
                              LITTON INDUSTRIES, INC.
                              21240 Burbank Boulevard
                       Woodland Hills, California 91367-6675
                      (Name and address of agent for service)

                                   (818) 598-5000
           (Telephone number, including area code, of agent for service)

                               ----------------------

                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                          Proposed     Proposed
                                          maximum      maximum
                               Amount     offering    aggregate     Amount of
 Title of securities            to be       price      offering    registration
 to be registered            registered   per share     price          fee
                                 (1)         (2)
--------------------------------------------------------------------------------
 Common Stock, par             460,000     $61.44    $28,262,400     $7,857
 value $1.00 per share         Shares
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) In addition to this amount, such additional shares as may be issued hereafter as stock dividends or stock splits with respect to the securities being registered.

(2) Estimated solely for the purpose of calculating the registration fee and based on the New York Stock Exchange closing price of the Common Stock on December 1, 1998.

                              ------------------------

                                       PART I
                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION

     Not required to be described in this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this Registration Statement.

                                      PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Annual Report on Form 10-K for the year ended July 31, 1998 filed by the Company with the Securities and Exchange Commission is incorporated in this Registration Statement by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and shall be a part thereof from the date of filing of those documents.

     The Company will provide without charge to each participant on written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference into this Registration Statement. Requests for such copies should be directed to Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367, Attention: Corporate Library. Telephone (818) 598-5000.

ITEM 4.   DESCRIPTION OF SECURITIES

     Holders of the Company's Common Stock are entitled to cast one vote for each share on all matters voted upon by holders of Common Stock, upon liquidation to share ratably any assets available for distribution to them, and to receive such dividends as may be declared by the Board of Directors. Shares of Common Stock have no preemptive or conversion rights, and there are no redemption or sinking fund rights applicable to the Common Stock. The Company does not presently pay a cash dividend on the Common Stock. Payment of any dividends in the future are within the discretion of the Company's Board of Directors. The outstanding shares of Common Stock are fully paid and are not subject to further calls or assessments. The Company furnishes to the holders of Common Stock annual reports containing audited financial statements and quarterly reports containing unaudited financial statements.

     The rights of the holders of Common Stock of the Company are subject to:
(a) certain preferential rights of the holders of its Series B $2 Cumulative Preferred Stock ("Preferred Stock"), par value $5 per share, to receive cumulative dividends at the annual rate of $2 per share, and on any liquidation, dissolution, or winding up of the affairs of the Company, to receive $25 per share plus all dividends accrued and unpaid up to the date fixed for distribution; and (b) preferential rights of the holders of any other series of Preference Stock which may be established by the Company's Board of Directors (without the necessity for any action on the part of the holders of the Company's Common Stock) with respect to dividends and with respect to amounts payable on shares of any such series on any liquidation, dissolution, or winding up of the affairs of the Company. Holders of Preferred Stock are entitled to one vote per share on all matters voted upon by shareholders and to vote by class on certain matters.

     The Bank of New York serves as Transfer Agent and Registrar for the Company's Common Stock. The Common Stock is listed on the New York Stock Exchange and the Pacific Exchange.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     John E. Preston, Woodland Hills, California, General Counsel to the Company and its affiliates, has delivered an opinion to the effect that the shares of Common Stock covered by this Registration Statement will be legally issued,
fully paid and non-assessable.   As of December 3, 1998, Mr. Preston
beneficially owns 13,024 shares of Common Stock, and has options to purchase
29,698 shares of Common Stock.   Mr. Preston is not eligible to receive shares
pursuant to the Litton Industries, Inc. Non-Employee Director Stock Plan.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. The Company's Certificate of Incorporation provides that the Company may indemnify the agents of the Company to the maximum extent permitted under Delaware law, and the Company maintains insurance covering certain liabilities of the directors and officers of the Company and its subsidiaries.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

          Exhibit No.     Description
          4.1             Litton Industries, Inc. Non-Employee Director Stock
                          Plan (incorporated by reference to the Company's
                          definitive proxy statement filed on October 29, 1998)

          5.1 Opinion of John E. Preston as to the legality of the securities being registered

          23.1            Consent of independent auditors

          23.2            Consent of John E. Preston (included in Exhibit 5.1)

          24              Powers of Attorney



ITEM 9.   UNDERTAKINGS

     A.   The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a) and (b) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 3rd day of December 1998.


                              LITTON INDUSTRIES, INC.

                    By:       /s/  CAROL A. WIESNER
                          --------------------------------
                                  Carol A. Wiesner
                           Vice President and Controller
                           (principal financial officer)

     Each person whose signature appears below hereby authorizes John E. Preston and Jeanette M. Thomas, and each of them, as attorney-in-fact, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    Signature                              Capacity                          Date
       /s/    *JOHN M. LEONIS              Chairman of the Board                    December 3, 1998
       -----------------------------------
                John M. Leonis

       /s/    *MICHAEL R. BROWN            President, Chief Executive Officer,      December 3, 1998
       ----------------------------------- Director  (principal executive officer)
                 Michael R. Brown

       /s/      CAROL A. WIESNER           Vice President and Controller            December 3, 1998
       ----------------------------------- (principal financial officer)
               Carol A. Wiesner

       /s/    *ALTON J. BRANN                              Director                 December 3, 1998
       -----------------------------------
                Alton J. Brann

       /s/    *JOSEPH T. CASEY                             Director                 December 3, 1998
       -----------------------------------
                 Joseph T. Casey


       /s/    *CAROL B. HALLETT                            Director                 December 3, 1998
       -----------------------------------
                 Carol B. Hallett

       /s/   * ORION L. HOCH                               Director                 December 3, 1998
       -----------------------------------
                 Orion L. Hoch

       /s/    *DAVID E. JEREMIAH                           Director                 December 3, 1998
       -----------------------------------
                 David E. Jeremiah

       /s/   *WILLIAM P. SOMMERS                           Director                 December 3, 1998
       -----------------------------------
                William P. Sommers

       /s/    *C.B. THORNTON, JR.                          Director                 December 3, 1998
       -----------------------------------
                C.B. Thornton, Jr.

       *By:   /s/ JOHN E. PRESTON                                                   December 3, 1998
       -----------------------------------
                 John E. Preston
                 Attorney-in-Fact


                                    EXHIBIT INDEX


    Exhibit No.  Description
    5.1 Opinion of John E. Preston as to the legality of the securities being registered

    23.1         Consent of independent auditors

    23.2         Consent of John E. Preston (included in Exhibit 5.1)

    24           Powers of Attorney
